Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of CUC International Inc. of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Annual Report on Form 10-K of CUC International Inc. filed with the Securities and Exchange Commission on May 1, 1997. We also consent to the reference to us under the heading "Experts."

PRICE WATERHOUSE LLP
Tampa, Florida
May 9, 1997